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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of January 4, 2001, between NEXSAN CORPORATION a Delaware corporation ("Company") and PAUL COXON ("Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to employ Executive as its Chief Financial Officer and Executive desires to accept such employment, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       EMPLOYMENT

                  1.1 The Company hereby agrees to employ Executive, and Executive hereby agrees to accept employment by the Company and to serve, as the Chief Financial Officer effective as of the consummation of the transactions contemplated by (i) the Exchange Agreement among the Company and the shareholders of Nexsan Technologies Ltd., and by (ii) the Stock Purchase Agreement among the Company, Beechtree Capital, LLC, and the purchasers of the Company's common stock ("Common Shares") parties thereto (the "Effective Date").

                  1.2 The Executive agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President or the Board of Directors of the Company shall from time to time reasonably assign to him. The Executive shall devote his full-time efforts to the business of the Company and it Affiliates (defined below) so as to increase the profitability and shareholder value of the Company; and the Executive shall not be engaged in any other business activity during the duration of this Agreement, unless written approval is first secured from the Board of Directors of the Company.

                  1.3 Executive shall also serve at the option of the Company as an officer or director of any other entity controlling, controlled by or under common control with the Company (an "Affiliate") without additional compensation, it being understood, however, that Executive is contemporaneously herewith entering into a Contract of Employment with Nexsan Technologies, Ltd. Without limiting the forgoing, during the term of this Agreement, the Executive consents to being appointed as a member of the Company's Board of Directors.


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                  1.4      The Executive agrees to abide by the rules,
regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company.

          2.      COMPENSATION

                  2.1  Base Salary

                       (a) The Company shall pay Executive a base salary ("Base Salary") at the rate of $25,000 per year. Base Salary shall be payable in installments consistent with the Company's payroll practices then in effect. The Company shall increase the Base Salary annually, beginning on the second anniversary of the Effective Date, by five percent (5%) over the Base Salary in effect the previous year.

                  2.2  Stock Options

                       Intentionally omitted.

                  2.3  Additional Compensation

                       Nothing contained in this Agreement shall prevent the Board of Directors of the Company, in its sole and absolute discretion, from, at any time, increasing Executive's compensation either permanently or for a limited period, whether in Base Salary or by bonus or otherwise, if the Board of Directors, in its sole discretion, shall deem it advisable to do so in order to recognize and fairly compensate the Executive for services rendered, provided, that nothing in this sentence shall in any manner obligate the Board of Directors to make any such increase or provide any such additional benefits.

                  2.4  Withholdings, Etc.

                       Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

                  3.   BENEFITS

                       Executive shall be entitled to participate in all health care, insurance, deferred compensation and other employee benefit plans generally available to executives of the Company, consistent with the terms of those plans as they may currently exist or be modified from time to time. 4.


                  4.   TERM AND TERMINATION

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                  4.1      Unless earlier terminated as provided herein, the
initial term of this Agreement and of Executive's employment hereunder shall commence on the Effective Date and shall terminate on the fifth anniversary (the "Expiration Date") of the Effective Date. Unless this Agreement shall have been earlier terminated, the term of this Agreement and Executive's employment will be extended automatically for successive one (1) year terms commencing on the Expiration Date unless either party elects to terminate this Agreement by providing written notice to the other party at least one hundred eighty (180) days prior to the expiration of the Initial Term or any renewal term of this Agreement.

                  4.2 This Agreement and Executive's employment hereunder shall terminate:

                       (a)  upon the death of Executive;

                       (b) upon written notice to Executive if, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been unable to perform Executive's duties hereunder on a full time basis for a consecutive period of one hundred twenty (120) days or an aggregate of one hundred eighty (180) days within any twelve-month period;

                       (c)  upon written notice to Executive, for Cause.
                            "Cause" means (i) any willful, material violation by the Executive of any law or regulation applicable to the business of the Company or any Affiliate; (ii) the Executive's conviction for, or guilty plea or plea of nolo contendere to, a felony (other than a felony related solely to automobile infractions, unless Executive is incarcerated as a result thereof); (iii) the Executive's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iv) gross carelessness or unjustifiable neglect of Executive's duties or willful failure to follow the lawful orders of the Board of Directors of the Company; (v) any material breach by the Executive this Agreement; (vi) the Executive's violation of any of the policies of the Company or any Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or any Affiliate, or (vi) any other willful misconduct by the Executive which is materially injurious to the business, financial condition or business reputation the Company or any Affiliate; or

                       (d)  upon written notice by the Company of termination.

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                  4.3      Consequences of Termination

         In the event that the Company terminates Executive's employment pursuant to Section 4.2 then (a) the Executive's Base Salary shall be prorated as of the date of termination or resignation and such prorated amount shall be paid to Executive, and (b) the Company shall make such other and further payments to Executive as may be provided pursuant to the terms of any employee benefit plan in which Executive is a participant at the time of termination, to the extent payable upon such termination in accordance with such plans or applicable Company policies. In addition, if the Company terminates Executive's employment pursuant to Section 4.2(d), then the Company shall cause the compensation payable to Executive pursuant to the Contract of Employment with Nexsan Technologies, Ltd. to be increased by an amount equal to his Base Salary otherwise payable under Section 2.1 hereof.

          5.  ADDITIONAL AGREEMENTS AND UNDERSTANDINGS

                  5.1      Employment Location

         The Executive shall perform the employment duties contemplated by this Agreement from such location as the Company may from time to time specify, it being understood that Executive's principal place of residence shall be the U.K. The Executive acknowledges that his duties hereunder entail substantial travel.

                  5.2      Reimbursement of Expenses

         Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of Executive's duties under this Agreement, all in accordance with the policies and procedures established by the Company from time to time for the Company's executives.

                  5.3      Company Property

         Executive agrees that all operating and/or financial data and projections, plans, contracts, agreements, literature, manuals, brochures, books, schedules, correspondence and other materials furnished, disclosed or otherwise made available to Executive by the Company or its Affiliates or secured through the efforts of Executive, relating to the business conducted by the Company and/or its Affiliates, are and shall remain the property of the Company and/or its Affiliates, and Executive agrees to deliver all such materials, including all copies or abstracts thereof, to the Company upon the termination of Executive's employment hereunder, or at any other time at the Company's request.

                  5.4      Confidential Information

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         Executive agrees that, except in the good faith performance of his duties and responsibilities under this Agreement or as required by order of a court or governmental agency having jurisdiction, he will not at any time during or after his employment with the Company use, reveal, divulge or make known to any person or entity any confidential or proprietary knowledge or information concerning the Company or its Affiliates, including without limitation any such information concerning any equipment, facilities, customers, end users, contracts, leases, operating and/or financial data and projections, processes, developments, schedules, lists, plans or other matters relating to the business of the Company or its Affiliates and will retain all knowledge and information Executive acquired during his employment therewith relating to the business of the Company or its Affiliates in trust in a fiduciary capacity for the sole benefit of the Company, its Affiliates and their respective successors and assigns. Executive's obligations under this Section 5.4 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Executive of this Agreement, (ii) is generally disclosed to third parties (excluding counsel, accountants, financial advisors, employees, agents and material creditors of the Company) by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the President of the Company.

                  5.5      Developments

                           (a) Executive will make full and prompt disclosure to
the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                           (b) Executive agrees to assign and does hereby assign
to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

                           (c) Executive agrees to cooperate fully with the
Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

                  5.6      Non-Competition

                  While employed hereunder and for a period of one (1) year thereafter, Executive shall not (i) enter into the employment of, or act as a consultant, director, officer, or

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employee of, or render any service or advice to, any other business, partnership, association, corporation or other entity which directly engages in competition in any material respect with any business presently carried on or under development, or which hereafter during the period of his employment by the Company shall be carried on or be under development by the Company and which is then being carried on by the Company, in the United States or any foreign country where such business is then or was within the one year period ending on the date of termination conducted, other than the Company or any Affiliate (a "Competing Business") or (ii) invest or otherwise acquire any interest, whether as a shareholder, lender, partner, proprietor, vendor or otherwise, in any Competing Business (excluding ownership of less than 2% of a class of securities of a publicly_traded company). While employed hereunder and for a period of one
(1) year after termination of employment, Executive shall not encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any customer of the Company or any user of products of the Company to reduce, restrict, or terminate its business relationship with the Company or any reseller which is a customer of the Company or its use of products, or products which incorporate products, manufactured by the Company, or to shift its business from the Company or any such reseller to any other supplier of competing goods or services

                  5.7      Non-Solicitation

                           While employed hereunder and for a period of one (1)
year thereafter, Executive shallnot, directly or indirectly, entice, induce or in any manner influence any person who is, or shall have been during such period, in the service of the Company or its Affiliates, or employed or engaged by or otherwise associated with any person or entity, to leave such service.

                  5.5      Survival, Rights and Remedies

                           The provisions of this Section 5 shall survive the
termination of this Agreement and the termination of Executive's employment with the Company and shall run to and inure to the benefit of the Company and its successors and assigns. Executive represents, warrants and acknowledges that he has carefully read this Section 5, that he has had an opportunity to have the provisions contained herein explained to him by his attorney, and that he understands the provisions contained herein. Executive further acknowledges that, by reason of his training, skills, experience and employment hereunder, the services to be rendered by him under the provisions of this Agreement and their value to the Company are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services, and he further acknowledges that a violation by him of any of the provisions of this
Section 5 could cause continuing material and irreparable injury to the Company and that in such event money damages would not be readily calculable and the Company would not have an adequate remedy at law. Executive acknowledges and agrees that (i) the restrictions under this Section 5 are reasonable and will not interfere with Executive's ability to earn a livelihood or impose upon him any undue hardship, and (ii) any breach of the covenants, provisions and restrictions contained in this Section 5 shall cause, and shall be deemed to be, a fundamental and material breach of

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Executive's fiduciary and contractual obligations to Employer. Therefore,
Executive agrees that the Company shall be authorized and entitled to obtain from any court of competent jurisdiction, interim and permanent equitable relief, including without limitation, injunctive relief, in the event of any such breach or threatened breach of the provisions of this Section 5, together with payment of reasonable attorneys' fees and disbursements and any other costs of enforcement incurred in connection with such breach or threatened breach. These rights and remedies shall be cumulative and shall be in addition to any other rights or remedies whatsoever to which the Company shall otherwise be entitled hereunder, at law or otherwise, including the right to seek damages (including any consequential damages) which any court of competent jurisdiction may deem appropriate.

          6.      APPLICABLE LAW; ARBITRATION

                  This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by and construed and enforced in accordance with the laws of the State of New York. Except as provided in Section 5.8, any controversy or claim arising under the provisions of this Agreement or of any breach or alleged breach thereof shall be subject to mediation under the auspices of the American Arbitration Association in New York, New York or any other location mutually agreeable to the parties, and, if not resolved thereby, shall be settled by arbitration, before a single arbitrator sitting in New York, New York or any other location mutually agreeable to the parties, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall be authorized to decree any and all relief of an equitable nature, and shall also be authorized to award damages and costs. Notwithstanding the foregoing, in the extent of a breach or impending breach of this Agreement, either party may seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction.

          7.      SUCCESSORS

                  This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts still are payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

          8.      MISCELLANEOUS

                  8.1      Entire Agreement

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                           This Agreement constitutes the entire agreement
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

                  8.2      Notices

                           Every notice required by the terms of this Agreement
shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

                           If to Executive: Paul Coxon
                                            ------------------------
                                                6 Bramcote Drive, Beeston
                                                -------------------------
                                                Nottingham, NG91AW U.K.
                                                -----------------------

                           If to Company:     Nexsan Corporation
                                              c/o Beechtree Capital LLC
                                              1 Rockefeller Plaza
                                              New York, New York 10020

                           and                Nexsan Technologies, Ltd.
                                              Imperial House
                                              East Service Road
                                              Rayneway
                                              Derby DE21 7BF
                                              England

                           with a copy to:    RubinBaum LLP
                                              30 Rockefeller Plaza
                                              New York, New York  10112
                                              Attn.:  Michael Emont, Esq.
                                              Facsimile No.:  (212) 698_7825

or such other address as shall be provided in accordance with the terms hereof. Such notice shall be effective upon mailing.

                  8.3      Other Agreements

           Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing,

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directly or indirectly, with the business of such previous employer or any other party. Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

                  8.4      Assistance In Proceedings, Etc.

           After termination of his employment, and upon reasonable notice, Executive shall furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any of its affiliates or in which any of them is, or may become, a party. The Company shall compensate Executive at the rate of $1,000 per hour for any such services performed after termination and will reimburse Executive for all reasonable expenses incurred in connection therewith in accordance with the provisions of Section 2 of this Agreement..

                  8.5      Waivers

                           No delay or failure by any party hereto in
exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

                  8.6      Amendments in Writing

                           No amendment, modification, waiver, termination or
discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

                  8.7      Severability

                           If any provision of this Agreement shall be held
invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and

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shall be liberally construed in order to carry out the intent of the parties hereto an nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

                  8.8      Cooperation.

         Upon termination of employment with the Company, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters which had been handled by Executive. The Company will reimburse Executive for all reasonable expenses incurred in connection therewith.

                  8.9      Protection Of Reputation.

         From the date hereof, Executive agrees that he will take no action which is intended, or could reasonably be expected, to harm the Company or its reputation or which could reasonably be expected to lead to unwanted or unfavorable publicity to the Company, provided, that nothing in this Section 8.9 shall affect the ability of Executive to enforce any remedy available at law or in equity.

                  8.10      Counterparts

                           This Agreement may be executed in counterparts, each
of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the 4th day of January, 2001

                                             NEXSAN CORPORATION

                                             By: /s/  Martin Boddy
                                             ---------------------------
                                             Title: CEO
                                             ---------------------------

                                             OPTIONEE:

                                             /s/ Paul Coxon
                                             ---------------------------


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